UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2013

AMERICAN PUBLIC EDUCATION, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of the stockholders of American Public Education, Inc. (the “Company”) was held on June 14, 2013 (the “Annual Meeting”).  As of April 22, 2013, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 17,665,132 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting.  The holders of 16,268,336 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2013.  The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1.

The Company’s stockholders elected the following persons, who were listed in the Company’s proxy statement for the Annual Meeting, to the Company’s Board of Directors to hold office for the term expiring at the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eric C. Andersen	15,302,556	87,081	1,730	876,969
Wallace E. Boston, Jr.	15,384,134	5,589	1,644	876,969
J. Christopher Everett	15,289,821	99,856	1,690	876,969
Barbara G. Fast	15,310,237	79,501	1,629	876,969
Jean C. Halle	15,373,881	3,056	14,430	876,969
Timothy J. Landon	15,385,818	3,814	1,735	876,969
Westley Moore	15,338,425	51,211	1,731	876,969
Timothy T. Weglicki	15,307,778	81,854	1,735	876,969

Proposal 2.

The Company’s stockholders approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,701,259	1,642,643	47,465	876,969

Proposal 3.

The Company’s stockholders ratified the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,222,897	45,212	227	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: June 20, 2013	By:	/s/ Harry T. Wilkins
Harry T. Wilkins
Executive Vice President and Chief Financial
Officer

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